UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 16, 2005
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                               Global Signal Inc.
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             (Exact name of registrant as specified in its charter)


             Delaware                     001-32168            65-0652634
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  (State or other jurisdiction of        (Commission         (IRS Employer
           incorporation)                File Number)      Identification No.)


         301 North Cattlemen Road, Suite 300, Sarasota, Florida       34232
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                (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         Entry into a Material Definitive Agreement

         On February 16, 2005, Greenhill Capital Partners, LLC ("Greenhill Capital") informed the Registrant as follows:

              "An affiliate of Greenhill Capital entered into a credit agreement, dated as of February 16, 2005, with Morgan Stanley Mortgage Capital, Inc. as Administrative Agent and certain lenders. Pursuant to the credit agreement, the affiliate has borrowed $70 million from the lenders thereunder and this amount has been secured by, among other things, a pledge by the affiliate of a total of 8,383,234 shares of common stock of the Registrant owned by such affiliate, representing approximately 16.1% of the Registrant's issued and outstanding common stock as of the date hereof.

              The credit agreement contains customary default provisions and also requires prepayment of a portion of the borrowings by the affiliate in the event the trading price of the common stock of the Registrant decreases below certain specified levels. In the event of a default under the credit agreement by the affiliate, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliate has agreed in the credit agreement to exercise its right to cause the Registrant to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among the Registrant, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement will cover sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them and is required to be filed by June 6, 2005 pursuant to the credit agreement.

         The Registrant is not a party to the credit agreement and has no obligations thereunder. Mr. Robert H. Niehaus, the Registrant's Vice Chairman of its Board of Directors, owns an interest in the private equity funds managed by Greenhill Capital and is the Chairman of Greenhill Capital which acts as the general partner of the manager of the borrower and of one of the Registrant's principal stockholders, Greenhill Capital Partners, L.P.

         This information shall also be deemed to be filed under Item 5.01 of Form 8-K.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GLOBAL SIGNAL INC.
                                                          (Registrant)

                                               /s/ Greerson G. McMullen
                                              ---------------------------
                                              Greerson G. McMullen
                                              Executive Vice President,
                                              General Counsel and Secretary

Date: February 16, 2005